Execution Copy

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This Amendment (this “First Amendment”) is entered into as of June 28, 2007 by and among Select Comfort Corporation, a Minnesota corporation (the “Company”), the Subsidiary Borrowers party hereto, JPMorgan Chase Bank, National Association, as Administrative Agent, the other financial institutions signatory hereto (the "Lenders") and Bank of America, N.A., as Syndication Agent.

RECITALS

A.           The Company, the Subsidiary Borrowers, the Administrative Agent and the Lenders are party to that certain Credit Agreement dated as of June 9, 2006 (the “Credit Agreement”).  Unless otherwise specified herein, capitalized terms used in this First Amendment shall have the meanings ascribed to them by the Credit Agreement.

B.           The Company and the Subsidiary Borrowers (collectively, the "Borrowers") have requested that the Administrative Agent and the Lenders amend the Credit Agreement to reflect certain changes thereto.

C.           The Administrative Agent and the undersigned Lenders are willing to amend the Credit Agreement on the terms and conditions set forth below.

Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1.           Amendments to Credit Agreement.  Upon the First Amendment Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

(a)           Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions thereto in alphabetical order:

"First Amendment" means that certain Amendment No. 1 to Credit Agreement dated as of June 28, 2007 among the Company, the Subsidiary Borrowers, the Administrative Agent and the Lenders signatory thereto.

"First Amendment Effective Date" has the meaning set forth in Section 4 of the First Amendment.

(b)           Section 1.01 of the Credit Agreement is hereby amended by restating the definition of Interest Period as follows:

“Interest Period” means with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending (x) one week thereafter or (y) on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, nine or twelve months) thereafter, as the Company may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period described in subclause (y) above that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

(c)           Section 2.02(c) of the Credit Agreement is hereby amended by (i) deleting the reference to "$5,000,000" appearing in the first sentence therein and replacing it with "$1,000,000" and (ii) restating the third sentence thereof as follows:

"Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $100,000."

(d)           Section 2.05(b) of the Credit Agreement is hereby amended by deleting the reference to "$25,000,000" appearing in the final sentence therein and replacing it with "$35,000,000".

(e)           Section 6.06(d) of the Credit Agreement is hereby amended by restating such clause as follows:

"(d) the Company may make other Restricted Payments so long as (A) if the Leverage Ratio (calculated on a pro forma basis after giving effect to such other Restricted Payment and any Indebtedness incurred in connection therewith) in accordance with the most recently delivered Financials is greater than or equal to 2.50 to 1.00, (y) the aggregate of all such other Restricted Payments made after the First Amendment Effective Date (excluding (i) any portion of a proposed payment which on a pro forma basis (including all Indebtedness proposed to be incurred) does not cause such Leverage Ratio to exceed 2.50 to 1.00 and (ii) those payments made pursuant to clause (B) below) does not exceed the sum of $150,000,000 plus 50% of the aggregate of all positive Net Income of the Company for each fiscal quarter completed after the First Amendment Effective Date and (z) no Default has occurred and is continuing or would occur after giving effect thereto, and (B) if the Leverage Ratio (calculated on a pro forma basis after giving effect to such other Restricted Payment and any Indebtedness incurred in connection therewith) in accordance with the most recently delivered Financials is less than 2.50 to 1.00, no Default has occurred and is continuing or would occur after giving effect thereto."

2.           Representations and Warranties of the Borrowers.  The Borrowers represent and warrant that:

(a)           The execution, delivery and performance by the Borrowers of this First Amendment have been duly authorized by all necessary corporate action and this First Amendment is a legal, valid and binding obligation of the Borrowers enforceable against the Borrowers in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(b)           Each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof (except any such representation or warranty that expressly relates to or is made expressly as of a specific earlier date, in which case such representation or warranty shall be true and correct with respect to or as of such specific earlier date); and

(c)           After giving effect to this First Amendment, no Default has occurred and is continuing.

4.           Effective Date.  This First Amendment shall become effective upon satisfaction of the following conditions (the date of such satisfaction being the "First Amendment Effective Date"):

(a)           Executed Amendment.  Receipt by the Administrative Agent of duly executed counterparts of this First Amendment from the Company, the Subsidiary Borrowers and the Required Lenders executing the same.

(b)           Amendment Fees.  The Company shall have paid to the Administrative Agent (i) an amendment fee in an amount equal to $3,000 for each Lender executing this First Amendment on the First Amendment Effective Date and (ii) the fee in the amount set forth in the fee letter dated as of the First Amendment Effective Date by and between Company and Administrative Agent.

(c)           Reaffirmation of Guaranty.  The Reaffirmation of Guaranty dated as of the date hereof in the form attached hereto as Exhibit A executed by each of the Subsidiary Guarantors.

5.           Reference to and Effect Upon the Credit Agreement.

(a)           Except as specifically amended above, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b)           The execution, delivery and effectiveness of this First Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Credit Document, nor constitute a waiver of any provision of the Credit Agreement or any Credit Document, except as specifically set forth herein.  Upon the effectiveness of this First Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

6.           Costs and Expenses.  The Borrowers hereby affirm their obligations under Section 9.03 of the Credit Agreement to reimburse the Administrative Agent for all reasonable costs and out-of-pocket expenses paid or incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this First Amendment, including but not limited to the reasonable fees, charges and disbursements of attorneys for the Administrative Agent with respect thereto.

7.           Governing Law.  This Agreement shall be construed in accordance with and governed by the law of the State of New York (without regard to conflict of law provisions thereof).

8.           Headings.  Section headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment for any other purposes.

9.           Counterparts.  This First Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date and year first above written.

            SELECT COMFORT CORPORATION, as a Borrower

            By  /s/ James Stoffel
            Name:  James Stoffel
            Title:  VP - Treasurer

            SELECT COMFORT RETAIL CORPORATION, as a Borrower

            By  /s/ James Stoffel
            Name:  James Stoffel
            Title:  VP - Treasurer

            SELECT COMFORT DIRECT CORPORATION, as a Borrower

            By  /s/ James Stoffel
            Name:  James Stoffel
            Title:  VP - Treasurer

            SELECT COMFORT SC CORPORATION, as a Borrower

            By  /s/ James Stoffel
            Name:  James Stoffel
            Title:  VP - Treasurer

            JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
                                    individually and as Administrative Agent

            By  /s/ James M. Sumoski
            Name:  James M. Sumoski
            Title:  Vice President

            BANK OF AMERICA, N.A., individually and as Syndication Agent

            By  /s/ Steven K. Kessler
            Name:  Steven K. Kessler
            Title:  Senior Vice President

            CITICORP USA, INC., as a Lender

            By  /s/ C. Murphy
            Name:  Christopher Murphy
            Title:  Managing Director

            WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

                By  /s/  Sharlyn Rekenthaler
            Name:  Sharlyn Rekenthaler
            Title:  Vice President

            BRANCH BANKING AND TRUST CO., as a Lender

                                            By  /s/ Troy R. Weaver
            Name:  Troy R. Weaver
            Title:  Senior Vice President

EXHIBIT A

REAFFIRMATION OF GUARANTY

Each of the undersigned hereby acknowledges receipt of a copy of Amendment No. 1 to the Credit Agreement (the “First Amendment”) dated as of June 28, 2007, and reaffirms its obligations under the Subsidiary Guaranty dated as of June 9, 2006 in favor of JPMorgan Chase Bank, National Association, as Administrative Agent, and the Lenders (as defined in the First Amendment).

Dated as of June 28, 2007

            SELECT COMFORT RETAIL CORPORATION

            By  /s/ James Stoffel
            Name:  James Stoffel
            Title:  VP - Treasurer

            SELECT COMFORT DIRECT CORPORATION

            By  /s/ James Stoffel
            Name:  James Stoffel
            Title:  VP - Treasurer

            SELECT COMFORT SC CORPORATION

                                            By  /s/ James Stoffel
            Name:  James Stoffel
            Title:  VP - Treasurer